Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-220761) and on Forms S‑8 (No. 333-213854 and No. 333-219913) of Novan, Inc. of our report dated March 27, 2018 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

March 27, 2018